Exhibit 32.2
CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Belden Inc. (the “Company”) on Form 10-Q for the period ended October 3, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gray G. Benoist, Senior Vice President, Finance, Chief Financial Officer, and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gray G. Benoist
Gray G. Benoist
Senior Vice President, Finance, Chief Financial Officer, and Chief Accounting Officer November 12, 2010